Exhibit 99.1

CHARLES & COLVARD REPORTS
FIRST QUARTER 2018 FINANCIAL RESULTS

- Q1 2018 Net Sales Growth of 20% -

- Continued Strong Growth in Online Channels Net Sales with 40% Increase -

- Finished Jewelry Net Sales Growth of 89% Driven by Consumer Marketing Initiatives -

- Conference Call with Accompanying Slide Presentation Scheduled Today at 4:30 PM ET -

RESEARCH TRIANGLE PARK, N.C. – May 8, 2018 – Charles & Colvard, Ltd. (Nasdaq: CTHR), the original and leading worldwide source of created moissanite, reported financial results for the first quarter ended March 31, 2018. The Company reported net sales of $6.8 million, a 20% increase over the year-ago quarter, and a $0.03 net loss per share, flat with the year-ago quarter.

Suzanne Miglucci, President and CEO of Charles & Colvard, said, “During the quarter, we made excellent progress on our 2018 strategic initiatives. In particular, we drove organic revenue growth, with a 40% increase in Online Channels net sales, and expanded our gemstone and jewelry offerings to serve a broad range of customers. We gained significant marketing exposure and increased sales through multiple promotions tied to holidays, including Valentine’s Day and St. Patrick’s Day, and we added several new online partners to help us reach new potential customers in cost-efficient ways.”

“We have been excited to see the growing awareness of moissanite in online media outlets. This recognition amplifies our branding and consumer marketing efforts as we continue to grow our business through both online and traditional retail channels. The success of these efforts was evident in the first quarter of 2018 with an 89% increase in net sales of our finished jewelry. As we plan for the next several quarters, we intend to build on Charles & Colvard’s position as the leading worldwide moissanite provider, to further establish our presence in emerging markets, and to differentiate our product quality and service offering globally,” Ms. Miglucci concluded.

Recent Corporate Highlights

•	Achieved more than 100% net sales growth in marketplaces in Q1 2018, with significant contribution from the first full quarter of Seller Fulfilled Prime status on Amazon.com;
•	Added new online partners, including Wish, Zulily and Cartera, expanding the Company’s customer reach;
•	Expanded gemstone and jewelry offerings with new personalized options and an expanded assortment of products on Charles & Colvard’s website, www.charlesandcolvard.com;
•	Launched a program for current and former military servicemen and women and their families providing special discounts on Forever OneTM moissanite jewelry purchased from Charles & Colvard’s website;
•	Introduced a curated assortment of jewelry, including rings, necklaces, earrings and bracelets, in support of She Should Run, a non-partisan organization whose mission is to expand the talent pool of women running for office;

•	Featured the popular Forever One™ moissanite stud earrings on NBC’s Megyn Kelly TODAY show during Valentine’s week;
•	Received recognition from online publications and social websites such as Harper’s Bazaar, Huffington Post and Pinterest for the growing popularity and interest in moissanite gems and jewelry; and
•	Presented at the ROTH Investor Conference, the MicroCap Conference NYC and the Planet MicroCap Showcase.

Financial Summary for the First Quarter 2018

•	Net sales were $6.8 million for the quarter, an increase of 20% compared with $5.6 million in the year-ago first quarter.
•	Finished jewelry net sales were $3.3 million for the quarter, an increase of 89% compared with $1.7 million in the year-ago first quarter.
•	Loose jewel net sales were $3.5 million for the quarter, a decrease of 10% compared with $3.9 million in the year-ago first quarter.
•	In the Company’s Online Channels segment, which consists of e-commerce customers including charlesandcolvard.com, marketplaces, drop-ship and other pure-play, exclusively e-commerce customers, net sales increased 40% to $3.0 million, or 45% of total net sales for the quarter, compared with $2.2 million, or 38% of total net sales in the year-ago first quarter.
•	In the Company’s Traditional segment, which consists of wholesale, retail and television customers, net sales increased 7% to $3.8 million, or 55% of total net sales for the quarter, compared with $3.5 million, or 62% of total net sales in the year-ago first quarter.
•	Operating expenses were $3.2 million for the quarter, compared with $3.0 million in the year-ago first quarter.
•	Net loss for the quarter was $0.6 million, or $0.03 per share, compared with a net loss of $0.6 million, or $0.03 per share, in the year-ago first quarter.

Financial Position

Cash and cash equivalents totaled $4.5 million at March 31, 2018, a decrease of $0.1 million from $4.6 million at December 31, 2017. The Company had no debt outstanding as of March 31, 2018. Total inventory was $30.9 million at March 31, 2018 compared with $31.0 million at December 31, 2017.

Investor Conference Call

Shareholders and other interested parties may participate in the upcoming investor conference call by dialing 844-875-6912 (U.S. toll-free) or 412-317-6708 (international) and asking to be connected to the “Charles & Colvard, Ltd. Conference Call” a few minutes before 4:30 p.m. ET on Tuesday, May 8, 2018. Please note that there will be an accompanying slide presentation, which will be available in the Investor Relations section of the Charles & Colvard website at http://ir.charlesandcolvard.com/events.

A replay of this conference call will be available until May 15, 2018 at 877-344-7529 (U.S. toll-free) or 412-317-0088 (international). The replay conference ID is 10119546. The call will also be available live and for replay in the Investor Relations section of the Company’s website at http://ir.charlesandcolvard.com/events.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd., based in the Research Triangle Park area of North Carolina, is the original creator and leading source of Forever One™, Forever Brilliant® and Forever Classic™ moissanite gemstones for fine jewelry. Moissanite is unique, available in three color grades (colorless, near-colorless and faint color) and produced from silicon carbide (SiC) crystals. Charles & Colvard Created Moissanite® is sold with a Limited Lifetime Warranty to wholesale distributors, manufacturers, retailers, TV shopping networks, and designers as loose stones or set in a wide variety of quality metal setting options. Charles & Colvard, Ltd. also sells direct to consumers through its wholly owned operating subsidiary, charlesandcolvard.com, LLC and through third-party marketplaces. Charles & Colvard, Ltd.’s common stock is listed on the Nasdaq Capital Market under the symbol “CTHR.” For more information, please visit www.charlesandcolvard.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to our products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, our dependence on consumer awareness, acceptance, and growth of sales of our products resulting from our strategic initiatives; the impact of the execution of our business plans on our liquidity; our ability to fulfill orders on a timely basis; the financial condition of our major customers and their willingness and ability to market our products; dependence on a limited number of distributor and retailer partners; dependence on our exclusive supply agreement with Cree, Inc. for the sole supply of silicon carbide; intense competition in the worldwide jewelry industry; our ability to maintain compliance with the continued listing requirements of The Nasdaq Stock Market LLC; our current customers’ potential perception of us as a competitor in the finished jewelry business; quality control challenges from time to time that can result in lost revenue and harm to our brands and reputation; general economic and market conditions, including the current economic environment; the impact of natural disasters on our operations; the pricing of precious metals, which is beyond our control; the potential impact of seasonality on our business; the potential adverse effect of recent U.S. tax legislation; the impact of significant changes in e-commerce opportunities, technology, or models; our ability to protect our intellectual property; the risk of a failure of our information technology infrastructure to protect confidential information and prevent security breaches; risks of conducting business in foreign countries; the potential adverse impact of negative or inaccurate social media commentary; the failure to evaluate and integrate strategic opportunities; possible adverse effects of governmental regulation and oversight; and the impact of anti-takeover provisions included in our charter documents, in addition to the other risks and uncertainties described in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

Contacts:

Clint J. Pete

Chief Financial Officer

919-468-0399

cpete@charlesandcolvard.com

Investor Relations

Jenny Kobin

800-695-0650

Jenny.Kobin@IRAdvisory.com

-Financial Tables Follow-

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended March 31,
	2018	2017
Net sales	$6,762,750	$5,645,382
Costs and expenses:
Cost of goods sold	4,115,548	3,220,615
Sales and marketing	1,865,940	1,915,335
General and administrative	1,354,410	1,054,171
Research and development	-	819
Total costs and expenses	7,335,898	6,190,940
Loss from operations	(573,148)	(545,558)
Other expense:
Interest expense	(139)	-
Total other expense	(139)	-
Loss before income taxes	(573,287)	(545,558)
Income tax expense	(4,767)	(14,088)
Net loss	$(578,054)	$(559,646)

Net loss per common share:
Basic	$(0.03)	$(0.03)
Diluted	$(0.03)	$(0.03)

Weighted average number of shares used in computing net loss per common share:
Basic	21,371,416	21,118,335
Diluted	21,371,416	21,118,335

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2018	December 31,
	(unaudited)	2017
ASSETS
Current assets:
Cash and cash equivalents	$4,494,729	$4,594,007
Accounts receivable, net	2,536,377	3,377,451
Inventory, net	10,932,050	11,208,658
Prepaid expenses and other assets	771,034	969,857
Total current assets	18,734,190	20,149,973
Long-term assets:
Inventory, net	20,010,266	19,764,959
Property and equipment, net	1,189,871	1,242,200
Intangible assets, net	15,367	8,597
Other assets	63,626	64,978
Total long-term assets	21,279,130	21,080,734
TOTAL ASSETS	$40,013,320	$41,230,707

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,971,232	$4,466,163
Accrued expenses and other liabilities	668,614	980,800
Total current liabilities	4,639,846	5,446,963
Long-term liabilities:
Deferred rent	428,985	463,526
Accrued income taxes	466,359	461,592
Total long-term liabilities	895,344	925,118
Total liabilities	5,535,190	6,372,081
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value; 50,000,000 shares authorized; 21,575,673 and 21,580,102 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	54,243,816	54,243,816
Additional paid-in capital	14,923,996	14,726,438
Accumulated deficit	(34,689,682)	(34,111,628)
Total shareholders’ equity	34,478,130	34,858,626
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$40,013,320	$41,230,707

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three Months Ended March 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(578,054)	$(559,646)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	123,123	107,656
Stock-based compensation	197,558	32,293
Provision for uncollectible accounts	(11,000)	9,000
Provision for sales returns	67,000	80,000
Provision for inventory reserves	(248,000)	(266,000)
Provision for accounts receivable discounts	33,520	-
Changes in operating assets and liabilities:
Accounts receivable	751,554	471,140
Inventory	279,301	(528,145)
Prepaid expenses and other assets, net	200,175	64,866
Accounts payable	(494,931)	(76,486)
Deferred rent	(34,541)	(30,476)
Accrued income taxes	4,767	14,088
Accrued expenses and other liabilities	(312,186)	82,969
Net cash used in operating activities	(21,714)	(598,741)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(69,710)	(197,953)
Intangible assets	(7,854)	(992)
Net cash used in investing activities	(77,564)	(198,945)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(99,278)	(797,686)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	4,594,007	7,427,273
CASH AND CASH EQUIVALENTS, END OF PERIOD	$4,494,729	$6,629,587

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$139	$-